Exhibit 99.1

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

Edgen Group Reports Third Quarter 2012 Results

•	Sales of $534.6 million; an increase of 17% from prior year's third quarter
•	Net income of $10.4 million and diluted earnings per share of $0.21
•	Adjusted EBITDA of $39.8 million; up 17% from prior year's third quarter

BATON ROUGE, LOUISIANA -- November 8, 2012, Edgen Group Inc. (the “Company” or “Edgen Group”) (NYSE: EDG) a leading global distributor of specialized products including steel pipe, valves, plate, and related components to the energy and industrial markets, today reported its financial results for the three and nine months ended September 30, 2012.

Edgen Group sales for the third quarter 2012 increased 17% to a record $534.6 million from $457.2 million in the third quarter 2011.   Edgen Group sales for the first nine months of 2012 increased 28% to $1.5 billion from $1.2 billion for the first nine months of 2011.

Sales from the Company's Energy & Infrastructure (“E&I”) segment, operating under the brand name Edgen Murray, increased $50.7 million, or 21%, to $295.6 million for the third quarter 2012 and increased $175.7 million, or 27%, to $828.7 million for the first nine months of 2012 compared to the same periods in 2011.  E&I segment backlog was $350 million at September 30, 2012 compared to $405 million at June 30, 2012 and $353 million at December 31, 2011.

Sales at the Company's Oil Country Tubular Goods (“OCTG”) segment, operating under the brand name Bourland & Leverich, increased $26.9 million, or 13%, to $239.2 million for the third quarter 2012 and increased by $162.1 million, or 30%, to $708.5 million for the first nine months of 2012 compared to the same periods in 2011.

Gross margins were 12.1% and 11.8% in the third quarter 2012 and the first nine months of 2012, respectively, which is an improvement from 11.8% in the second quarter 2012.  Gross margins were 12.8% and 13.0% in the third quarter 2011 and the first nine months of 2011, respectively.

Gross margins for the E&I segment were 14.0% and 13.8% for the third quarter 2012 and first nine months of 2012, respectively, compared to 13.7% in the second quarter 2012.  Gross margins for the OCTG segment were 9.5% for both the third quarter and the first nine months of 2012 compared to 9.8% in the second quarter 2012.

Selling, general and administrative (“SG&A”) expenses were 4.7% and 5.0% of total sales for the third quarter 2012 and for the first nine months of 2012, respectively, compared to 5.5% and 5.6% of total sales for the same periods in 2011, respectively.  Exclusive of a $3.0 million non-cash charge related to equity-based compensation expense associated with the acceleration of certain equity-based awards in the second quarter 2012, SG&A expenses were 4.8% of total sales and reflect effective cost control for the first nine months of 2012 and resulted in improved operating income.

Net income for the third quarter 2012 was $10.4 million compared to net income of $2.4 million in the third quarter 2011.   Earnings per basic and diluted share for the third quarter 2012 were $0.22 and $0.21, respectively.

Net income for the first nine months of 2012 was $0.7 million compared to a net loss of $(4.0) million for the first nine months of 2011.  Excluding the $15.1 million (net of tax of $1.9 million) loss on prepayment of debt related to the Company's initial public offering and the $3.0 million equity-based compensation charges (net of tax of $0) previously discussed, net income for the nine months ended September 30, 2012 would have been $18.8 million.

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Edgen Group to evaluate the performance of the business, was $39.8 million, or a 17% increase, for the third quarter 2012 compared to $33.9 million for the third quarter 2011.  Adjusted EBITDA increased $17.9 million, or 19%, to $110.4 million for the first nine months of 2012 compared to $92.5 million for the first nine months of 2011.  At September 30, 2012, the Company's trailing twelve month adjusted EBITDA was $142.6 million.

Dan O'Leary, the Company's Chairman and Chief Executive Officer stated, “We believe our sales growth and operating results in the third quarter 2012 represent our ability to adapt and capture customer spending.  In our E&I segment, we saw higher sales volumes in the U.S. midstream energy market and increased offshore upstream sales in the Asia/Pacific region.” Mr. O'Leary continued, “At the same time, our OCTG segment sales increased through market share gains and improved sales product mix from rigs operating primarily in U.S. liquid-rich shale formations which require specialized alloy products.”

Outlook
Based on current market conditions and expected customer spending patterns and delivery schedules, the Company maintains its revised annual revenue and Adjusted EBITDA guidance, as disclosed in its Form 8-K filed on October 1, 2012.  The Company will continue to monitor global economic conditions and market drivers that may impact its operations and financial results including, but not limited to, global energy demand, oil and natural gas prices, international and U.S. land-based rig count and commodity steel prices. Changes in these factors could have an adverse impact on our operating results.

Conference Call
Edgen Group management will host a webcast and conference call to discuss these financial results on Friday, November 9, 2012 at 11:00 a.m. Eastern time (10:00 a.m. Central time). To access the conference call live over the internet, please log onto Edgen Group's website, http://www.edgengroup.com, and go to the “Investor Relations” webpage at least fifteen minutes prior to the start time to register, download and install any necessary software. To participate in the conference call, interested parties in the United States may dial 1-877-317-6789 and international parties may dial 1-412-317-6789. To access the conference call, please call at least ten minutes prior to the start time.

For those who are unable to listen to the live call, a replay will be available by dialing 1-877-344-7529 (United States) and 1-412-317-0088 (International) and using the conference number 10020004. A replay of the conference call will also be available at Edgen Group's website for 90 days following the date the webcast is posted.

About Edgen Group
Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components. Edgen Group is headquartered in Baton Rouge, Louisiana. Additional information is available at www.edgengroup.com.

Forward-Looking Statements Disclaimer
This press release contains, and during the conference call referenced in this press release we may make, forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements about our business strategy and all statements under the "Outlook" heading above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC on April 27, 2012 and in our subsequent filings with the SEC made prior to or after the date hereof. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investor inquiries:
Erika Fortenberry, 225-756-9868
Director of Investor Relations

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012		2011
SALES	$534,624	$457,166	$1,536,953		$1,199,282
OPERATING EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown below)	469,932	398,867	1,355,186		1,043,516
Selling, general and administrative expense	25,171	25,105	76,606		66,961
Depreciation and amortization expense	7,905	8,933	24,031		26,781
Total operating expenses	503,008	432,905	1,455,823		1,137,258
INCOME FROM OPERATIONS	31,616	24,261	81,130		62,024
OTHER INCOME (EXPENSE):
Other income (expense)- net	(366)	71	109		1,857
Loss on prepayment of debt	—	—	(17,005)		—
Interest expense - net	(18,331)	(20,733)	(59,899)		(64,517)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	12,919	3,599	4,335		(636)
INCOME TAX EXPENSE	2,535	1,193	3,674		3,315
NET INCOME (LOSS)	$10,384	$2,406	$661		$(3,951)

NET INCOME (LOSS) ATTRIBUTABLE TO:
Predecessor	$—	$2,240	$4,858		$(4,177)
Non-controlling interest	6,498	166	(2,008)		226
Edgen Group Inc.	3,886	—	(2,189	*	—

EDGEN GROUP INC. EARNINGS (LOSS) PER SHARE:
Basic	$0.22		$(0.12	)*
Diluted	0.21		(0.12	) *

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,771,939		17,547,082	*
Diluted	18,182,524		17,547,082	*

*  Edgen Group Inc. did not have any assets or operations, nor did it have any common stock outstanding prior to the IPO and the Reorganization. Accordingly, the loss attributable to Edgen Group Inc., loss per share and weighted average common shares outstanding shown are for the period from May 2, 2012 to September 30, 2012 (the period since the IPO and the Reorganization).

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,157	$26,269
Accounts receivable - net of allowance for doubtful accounts of $2,548 and $2,056, respectively	301,565	261,155
Inventory	383,792	339,371
Prepaid expenses and other current assets	11,603	10,443
Total current assets	716,117	637,238
PROPERTY, PLANT AND EQUIPMENT - NET	46,357	46,647
GOODWILL	23,894	22,965
OTHER INTANGIBLE ASSETS - NET	152,351	172,036
OTHER ASSETS	14,333	21,854
TOTAL ASSETS	$953,052	$900,740

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Managed cash overdrafts	$7,798	$6,488
Accounts payable	198,571	223,428
Accrued interest payable	12,860	26,982
Current portion of long term debt and capital lease	401	19,244
Accrued expenses and other current liabilities	47,209	31,787
Total current liabilities	266,839	307,929
DEFERRED TAX LIABILITY - NET	2,957	4,544
OTHER LONG TERM LIABILITIES	1,328	783
REVOLVING CREDIT FACILITIES	88,200	37,523
LONG TERM DEBT AND CAPITAL LEASE	523,564	627,078
Total liabilities	882,888	977,857
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Class A common stock; 18,048,062 shares issued and outstanding at September 30, 2012	2	—
Class B common stock; 24,343,138 shares issued and outstanding at September 30, 2012	2	—
Additional paid in capital	162,862	—
Retained deficit	(30,511)	—
Accumulated other comprehensive loss	(9,423)	—
Total stockholders' equity	122,932	—
PREDECESSOR NET DEFICIT:
Net deficit	—	(51,799)
Accumulated other comprehensive loss	—	(25,648)
Total predecessor net deficit	—	(77,447)
NON-CONTROLLING INTEREST	(52,768)	330
Total equity (deficit)	70,164	(77,117)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$953,052	$900,740

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

	Nine months ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$661	$(3,951)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	24,031	26,781
Amortization of deferred financing costs	3,775	3,665
Amortization of discount on long term debt	954	891
Non-cash accrual of interest on Seller Note	2,207	2,759
Loss on prepayment of debt	17,005	—
Equity-based compensation expense	4,907	1,948
Unrealized (gain) loss on derivative instruments	(487)	639
Allowance for doubtful accounts	469	27
Provision for inventory allowances and writedowns	1,125	876
Deferred income tax benefit	(1,889)	(1,086)
Loss on foreign currency transactions	785	657
Gain on sale of property, plant and equipment	(48)	(983)
Changes in operating assets and liabilities:
Accounts receivable	(40,869)	(50,453)
Inventory	(43,859)	(79,169)
Prepaid expenses and other current assets	(2,415)	(1,017)
Accounts payable	(24,452)	50,347
Accrued expenses and other current liabilities	(2,254)	(12,997)
Income tax payable	2,154	2,713
Income tax receivable	(298)	18,235
Other	(816)	(130)
Net cash used in operating activities	(59,314)	(40,248)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,130)	(2,549)
Proceeds from the sale of property, plant and equipment	113	6,276
Net cash provided by (used in) investing activities	(3,017)	3,727
CASH FLOWS FROM FINANCING ACTIVITIES:
Gross proceeds from issuance of Class A common stock in initial public offering	153,862	—
Initial public offering costs	(4,574)	—
Repayment of BL term loan, including prepayment penalty of $8,876	(125,322)	—
Repayment of portion of Seller Note	(10,745)	—
Other principal payments on long term debt and capital lease	(273)	(4,985)
Deferred financing costs	(1,157)	(1,309)
Distributions to owners of Predecessor	(8,605)	(5,008)
Distributions to owners	(2,170)	—
Loan payable to EM II LP	950	—
Proceeds from revolving credit facilities	602,000	175,434
Payments to revolving credit facilities	(551,378)	(186,184)
Managed cash overdraft	1,329	8,288
Net cash provided by (used in) financing activities	53,917	(13,764)
Effect of exchange rate changes on cash and cash equivalents	1,302	(622)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,112)	(50,907)
CASH AND CASH EQUIVALENTS - beginning of period	26,269	62,864
CASH AND CASH EQUIVALENTS - end of period	$19,157	$11,957

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED SEGMENT INFORMATION
 (In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Sales:
E&I	$295,651	$244,838	$828,691	$652,949
OCTG	239,188	212,328	708,479	546,395
Intersegment sales	(215)	—	(217)	(62)
Total sales	$534,624	$457,166	$1,536,953	$1,199,282
Intersegment sales:
E&I	$71	$—	$71	$—
OCTG	144	—	146	62
Total intersegment sales	$215	$—	$217	$62
Selling, general and administrative expense:
E&I	$17,870	$18,464	$51,094	$49,609
OCTG	3,534	3,825	14,442	10,039
Corporate	3,767	2,816	11,070	7,313
Total selling, general and administrative expense	$25,171	$25,105	$76,606	$66,961
Depreciation and amortization:
E&I	$4,270	$5,296	$13,130	$15,891
OCTG	3,635	3,637	10,901	10,890
Corporate	—	—	—	—
Total depreciation and amortization	$7,905	$8,933	$24,031	$26,781
Income from operations:
E&I	$19,366	$13,174	$49,817	$33,897
OCTG	16,017	13,903	42,383	35,440
Corporate	(3,767)	(2,816)	(11,070)	(7,313)
Total income from operations	$31,616	$24,261	$81,130	$62,024

	September 30, 2012	December 31, 2011
Assets:
E&I	$586,906	$537,872
OCTG	364,799	362,868
Corporate	1,347	—
Total assets	$953,052	$900,740

Basis of Presentation
On May 2, 2012, we completed an initial public offering (“IPO”) of common stock and were party to a series of transactions (the “Reorganization”).  As a result of the IPO and the Reorganization, we are the parent holding company of Edgen Murray Corporation (“EMC”) and Bourland & Leverich Supply Co. (“B&L”) and have consolidated the results of these businesses with our own. EMC and B&L comprise the historical businesses of Edgen Murray II, L.P. (“EM II LP”) and Bourland & Leverich Holdings LLC (“B&L Holdings”), respectively, which comprise 100% of our E&I and OCTG segments, respectively. The Reorganization has been accounted for as a transaction between entities under common control, as we, EM II LP, EMC, B&L and B&L Holdings have been since July 2010, and continue to be, under the collective common control of affiliates of Jefferies Capital Partners (“JCP”).

We did not own any assets prior to the IPO and the Reorganization. As required by accounting principles generally accepted in the United States of America (“GAAP”) for common control transactions, all assets and liabilities transferred to us as part of the Reorganization were recorded in our financial statements at carryover basis.

For periods prior to the IPO and the Reorganization, the unaudited condensed combined consolidated financial information presented above reflects the Reorganization as if it had occurred on July 19, 2010, the date that EM II LP and B&L Holdings came under the common control of JCP. As such, the periods prior to the IPO reflect the combined assets, liabilities and operations of the historical businesses of EM II LP and B&L Holdings (collectively the “Predecessor”). Because a single direct owner relationship did not exist among the owners of the Predecessor, the net deficit of the Predecessor is shown in lieu of partners' or shareholders' deficit for periods prior to the IPO.

For periods subsequent to the IPO and the Reorganization, the unaudited condensed consolidated financial information presented above includes our accounts and those of our majority-owned subsidiaries in which we have a controlling interest, after the elimination of intercompany accounts and transactions. We also consolidate other entities in which we possess a controlling financial interest or in which we have the power to direct the activities that most significantly affect the entities' performance. Edgen Group Inc.'s shareholders' equity balance reflects: (i) the allocation of the Predecessor net deficit to Edgen Group Inc.'s equity accounts as a result of the Reorganization; (ii) the proceeds received from the IPO; (iii) the amortization of equity-based compensation since May 2, 2012 (the IPO date); and (iv) our net income and other comprehensive loss since May 2, 2012.

Earnings per Share
We calculate basic earnings per share by dividing the earnings attributable to Edgen Group by the weighted average number of shares of common stock outstanding during each period, which includes the Class A common stock issued in connection with our initial public offering, restricted stock that has vested and shares that have been purchased through the exercise of vested stock options. Diluted earnings per share amounts include the dilutive effect of stock options (using the treasury stock method as prescribed by GAAP) and other stock awards granted to employees, as well as the dilutive effect, if any, of the exchange of Class B common shares for Class A common shares via the exercise of certain “Exchange Rights” granted to EM II LP and B&L Holdings in connection with the IPO and the Reorganization. The Exchange Rights allow EM II LP and B&L Holdings, the owners of our Class B common stock, to exchange their shares, together with their membership units of our consolidated subsidiary, EDG Holdco LLC (“EDG LLC”), for shares of our Class A common stock on a one-for-one basis (subject to customary conversion rate adjustments for splits, stock dividends and reclassifications), or, at our election, cash.  We adjust the numerator in our diluted earnings per share calculation for the income attributable to non-controlling interest of EDG LLC owned by the holders of our Class B common shares. As the Class B shares are exchanged, the amount of income allocated to Edgen Group will increase and the amount of income allocated to the non-controlling interest holders of EDG LLC will decrease. To date, no Exchange Rights have been exercised.

The following table sets forth the computation of basic and diluted earnings (loss) per share for the three months ended September 30, 2012 and the period from May 2, 2012 to September 30, 2012 (the period since the IPO and the Reorganization). Prior to the IPO and the Reorganization, all income or loss generated from our operations was allocated to the Predecessor. Because we historically operated as a series of related partnerships and limited liability companies, and there was no single capital structure upon which to calculate historical earnings per share information, we have not provided a calculation of basic and diluted earnings per share for periods prior to the IPO and the Reorganization.

(dollars in thousands, except share data)	Three months ended September 30, 2012	Period from May 2, 2012 to September 30, 2012
Basic earnings (loss) per share:
Numerator (in thousands):
Net income (loss) attributable to Edgen Group Inc.	$3,886	$(2,189)
Denominator:
Class A shares	17,771,939	17,547,082
Basic weighted average common shares outstanding	17,771,939	17,547,082

Basic earnings (loss) per share	$0.22	$(0.12)

Diluted earnings (loss) per share:
Numerator (in thousands):
Net income (loss) attributable to Edgen Group Inc.	$3,886	$(2,189)
Denominator:
Basic weighted average common shares outstanding	17,771,939	17,547,082
Class A unvested restricted shares	277,187	—
Class A options (vested and unvested)	133,398	—
Diluted weighted average common shares outstanding	18,182,524	17,547,082

Diluted earnings (loss) per share	$0.21	$(0.12)

The table below presents the shares that were excluded from our dilutive earnings (loss) per share calculation because they were anti-dilutive.

	Three months ended September 30, 2012	Period from May 2, 2012 to September 30, 2012
Class A unvested restricted shares	—	243,848
Class B shares	24,343,138	24,343,138
Class A options (vested and unvested)	771,585	1,692,192
Total anti-dilutive shares	25,114,723	26,279,178

Use of Non-GAAP Financial Measures
We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our operating segments, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We find these measures to be useful tools to assist us in evaluating financial performance because they eliminate items related to capital structure, taxes and certain non-cash charges. These Non-GAAP measures, as calculated by us, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these Non-GAAP measures have material limitations as analytical tools, are not a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to or superior to GAAP measures such as net income, operating income, net cash flow provided by operating activities or any other measure of financial performance or liquidity calculated and presented in accordance with GAAP. We define EBITDA as net income or loss, plus interest expense, provision for income taxes, depreciation, amortization and accretion expense. We define Adjusted EBITDA as EBITDA plus equity based compensation, loss on prepayment of debt and other income and expense. EBITDA and Adjusted EBITDA are commonly used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) our financial performance without regard to financing methods or capital structures; and (2) our ability to generate cash sufficient to pay interest and support our indebtedness. The table set forth below provides reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EDGEN GROUP INC.
Supplemental Information (unaudited)
Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(In millions)

	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,	Trailing twelve months ended September 30,
	2012	2011	2012	2011	2011	2012
NET INCOME (LOSS)	$10.4	$2.4	$0.7	$(4.0)	$(4.2)	$0.5
Income tax expense	2.5	1.2	3.7	3.3	4.1	4.5
Interest expense - net	18.3	20.7	59.9	64.5	86.5	81.9
Depreciation and amortization expense	7.9	8.9	24.0	26.8	35.6	32.8
EBITDA	39.1	33.2	88.3	90.6	122.0	$119.7
Acquisition costs	0.2	—	0.2	—	—	0.2
Loss on prepayment of debt	—	—	17.0	—	—	17.0
Equity based compensation	0.5	0.7	4.9	1.9	2.6	5.7
ADJUSTED EBITDA	$39.8	$33.9	$110.4	$92.5	$124.6	$142.6